CHEMFAB CORPORATION

          FIRST AMENDMENT
          TO
          AMENDED AND RESTATED 1991 STOCK OPTION PLAN


          This FIRST AMENDMENT (this "Amendment") to the Amended and Restated 1991 Stock Option Plan (the "Plan") of Chemfab Corporation, a Delaware corporation (the "Company"), is being adopted by the Board of Directors of the Company at a meeting held on August 3, 1995, subject to ratification and approval by the stockholders of the Company as set forth in Section 3 below.

          1.Amendment of Section 5 of the Plan. Section 5 of the Plan is hereby amended by replacing the number "700,000" in the first line thereof with the number "1,000,000".

          2.Ratification, etc. Except to the extent amended by this Amendment, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and remain in full force and effect. The Plan and this Amendment shall be read and construed together as a single instrument.

          3.Effective Date. This Amendment shall not become effective until and unless ratified and approved by the stockholders of the Company on or before August 3, 1996. In the event that the stockholders of the Company shall not ratify and approve this Amendment, the Plan, as previously adopted and approved, shall remain in full force and effect.